"./jun72002_8k_files/editdata.mso" /> VANGUARD HEALTH SYSTEMS, INC.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

______________________________

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act Of 1934

Date of report (Date of earliest event reported)     June 7, 2002 (June 3, 2002)

VANGUARD HEALTH SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	333-71934	62-1698183
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
20 Burton Hills Boulevard, Suite 100, Nashville, Tennessee		37215
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, including area code        (615) 665-6000

                                                           Not Applicable
(Former name or former address, if changed since last report)

Item 2.	Acquisition or Disposition of Assets.

On June 3, 2002, but effective as of 12:01 A.M. on June 1, 2002, Vanguard Health Systems, Inc. (the “Company”), through its subsidiary VHS Acquisition Subsidiary Number 3, Inc. (the “Buyer”), acquired substantially all of the assets used in the operation of Louis A. Weiss Memorial Hospital (the “Hospital”) in Chicago, Illinois from Louis A. Weiss Memorial Hospital, an Illinois not-for-profit corporation (the “Seller”).  The purchase price was approximately $42,782,000 (paid $41,015,000 in cash and $1,767,000 by assuming Seller debt and other liabilities of $1,767,000), subject to adjustment based upon changes in the Hospital’s working capital as of May 31, 2002.  The Hospital reported net revenues of approximately $105 million for the year ended June 30, 2001.

Pursuant to the terms of the Purchase and Sale Agreement, Buyer acquired substantially all of the assets of Louis A. Weiss Memorial Hospital.  These assets included the 369-bed general acute care hospital facility, the real property on which the facility is located, its current assets (except cash and certain prepaid expenses and other receivables) and related healthcare facilities and businesses.

The Company plans to continue operating the assets acquired as a 369-bed general acute care hospital, with related healthcare facilities and businesses.

To finance this acquisition, the Company utilized a portion of the cash proceeds from its July 30, 2001, issuance of $300 million aggregate principal amount of its 9.75% Senior Subordinated Notes due 2011.

Concurrently with the acquisition of the Hospital, pursuant to a Subscription and Contribution Agreement dated June 1, 2002, the Company’s subsidiary which purchased the Hospital (VHS Acquisition Subsidiary Number 3, Inc.) issued shares constituting 19.9% of its outstanding capital stock to The University of Chicago Hospitals (“UCH”) upon payment to it by UCH of $2,487,500.  UCH is the sole corporate voting member of Seller.  As a result of this share issuance, the current ownership of Louis A. Weiss Memorial Hospital is a joint venture corporation (VHS Acquisition Subsidiary Number 3, Inc.) that is owned 80.1% by the Company and 19.9% by UCH.

As a result of the acquisition, the Company now owns ten hospitals in three states with a total of 2,207 licensed beds and related outpatient service locations complementary to the hospitals providing health care in the metropolitan Phoenix, Arizona, metropolitan Chicago, Illinois and metropolitan Los Angeles/Orange County, California markets.

Item 7.	Financial Statements and Exhibits
	(a)	Financial Statements of Business Acquired.

The required audited financial statements of Louis A. Weiss Memorial Hospital as of and for the fiscal years ended June 30, 1999, 2000 and 2001, and the unaudited financial statements for the nine-month periods ended March 31, 2001 and 2002, will be filed by amendment to this Form 8-K within 60 days after June 18, 2002, the date by which this report was required to be filed.

	(b)	Pro Forma Financial Information.

The required pro forma financial statements, giving effect to the asset purchase as if it had occurred on March 31, 2002, as to the balance sheet, and on July 1, 2000 and 2001, as to the statements of operations, will be filed by amendment to this Form 8-K within 60 days after June 18, 2002, the date by which this report was required to be filed.

	(c)	Exhibits.
2.1

Purchase and Sale Agreement, dated as of April 23, 2002, among The University of Chicago Hospitals, Louis A. Weiss Memorial Hospital, Vanguard Health Financial Company, Inc., VHS Acquisition Subsidiary Number 3, Inc. and Vanguard Health Systems, Inc.

2.2

First Amendment to Purchase and Sale Agreement dated as of May 31, 2002, among The University of Chicago Hospitals, Louis A. Weiss Memorial Hospital, Vanguard Health Financial Company, Inc., VHS Acquisition Subsidiary Number 3, Inc. and Vanguard Health Systems, Inc.

		2.3	Subscription and Contribution Agreement dated as of June 1, 2002, among The University of Chicago Hospitals, Vanguard Health Financial Company, Inc. and VHS Acquisition Subsidiary Number 3, Inc.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VANGUARD HEALTH SYSTEMS, INC. (Registrant)
DATE: June 7, 2002	BY:/s/ Ronald P. Soltman
Ronald P. Soltman
Executive Vice President

VANGUARD HEALTH SYSTEMS, INC.
EXHIBIT INDEX

Exhibit No.	Subject Matter
2.1

Purchase and Sale Agreement, dated as of April 23, 2002, among The University of Chicago Hospitals, Louis A. Weiss Memorial Hospital, Vanguard Health Financial Company, Inc., VHS Acquisition Subsidiary Number 3, Inc. and Vanguard Health Systems, Inc.

2.2

First Amendment to Purchase and Sale Agreement dated as of May 31, 2002, among The University of Chicago Hospitals, Louis A. Weiss Memorial Hospital, Vanguard Health Financial Company, Inc., VHS Acquisition Subsidiary Number 3, Inc. and Vanguard Health Systems, Inc.

2.3	Subscription and Contribution Agreement as of June 1, 2002, among The University of Chicago Hospitals, Vanguard Health Financial Company, Inc. and VHS Acquisition Subsidiary Number 3, Inc.